UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 25, 2025

Central Pacific Financial Corp.
(Exact name of registrant as specified in its charter)

Hawaii	001-31567	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii
(Address of principal executive offices)
96813
(Zip Code)

(808) 544-0500
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, No Par Value	CPF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 25, 2025, the Boards of Directors of Central Pacific Financial Corp. (the “Company”) and Central Pacific Bank (the “Bank”) approved, to be effective as of March 1, 2025, the appointment and promotion of David Morimoto to Vice Chairman (corporate title) and Chief Operating Officer of the Company and the Bank, and Dayna Matsumoto to Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer) of the Company and the Bank.

Mr. Morimoto, age 57, is currently Senior Executive Vice President and Chief Financial Officer of the Company and the Bank and has served as Chief Financial Officer for the Company and the Bank since July 2015, and before that he served in various positions with the Company and the Bank including as Treasurer. Mr. Morimoto has been with the Company and the Bank since 1991 (33+ years). Mr. Morimoto holds a Bachelor of Business Administration in Finance with the University of Hawaii, and a Master of Business Administration in Accounting with Chaminade University. Mr. Morimoto serves on the boards of The Institute for Human Services, Inc. and the Downtown Athletic Club Hawaii.

Ms. Matsumoto, age 43, is currently Group Senior Vice President and Director of Finance and Accounting for the Company and the Bank and has served as Director of Finance and Accounting for the Company and the Bank since 2023, and before that she served as the Controller for the Company and the Bank from 2013 to 2022. Ms. Matsumoto has been with the Company and the Bank since 2006 (18+ years). Ms. Matsumoto holds a Bachelor of Business Administration in Accounting and Finance with the University of Hawaii, and a Master of Business Administration with Hawaii Pacific University, and has been a licensed Certified Public Accountant in the State of Hawaii since 2005. Ms. Matsumoto serves on the boards of the Girl Scouts of Hawaii and Teach for America Hawaii.

In connection with Mr. Morimoto’s promotion to Vice Chairman (corporate title) and Chief Operating Officer of the Company and the Bank, his annual base salary with the Company and the Bank will be $525,000. Mr. Morimoto will be eligible for annual incentive compensation with a target payment of 75% of his base salary and a maximum payment of 150% of his base salary. Mr. Morimoto will also be eligible to receive long-term incentive stock awards each year having a target value of 75% of his base salary at time of grant. Mr. Morimoto will be eligible to participate in employee benefit plans and programs generally available to employees of the Company and Bank.

In connection with Ms. Matsumoto’s promotion to Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer) of the Company and the Bank, her annual base salary with the Company and the Bank will be $362,000. Ms. Matsumoto will be eligible for annual incentive compensation with a target payment of 50% of her base salary and a maximum payment of 100% of her base salary. Ms. Matsumoto will also be eligible to receive long-term incentive stock awards each year having a target value of 50% of her base salary at time of grant. Ms. Matusmoto will be eligible to participate in employee benefit plans and programs generally available to employees of the Company and Bank.

Ms. Matsumoto’s husband, Mr. Patrick Matsumoto, is also employed at the Bank as a Vice President and Commercial Real Estate Manager. In 2024, Patrick Matsumoto’s total compensation, including salary, bonus, equity awards, and other benefits, totaled approximately $177,000. Mr. Matsumoto participates in the Company’s general benefit plans available to all similarly situated employees.

A press release announcing Mr. Morimoto’s and Ms. Matsumoto’s appointments is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release, dated February 27, 2025
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: February 27, 2025	/s/ Glenn K.C. Ching
Glenn K.C. Ching
Executive Vice President, Chief Legal Officer
and Corporate Secretary